UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 25, 2005
Date of Report (Date of Earliest Event Reported)

BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France (State or other jurisdiction of incorporation)	0-24720 (Commission File Number)	98-0355777 (I.R.S. Employer Identification Number)

157-159 Rue Anatole France, 92300 Levallois-Perret, France
(Address of principal executive offices)

(408) 953-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

     On January 24, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Business Objects S.A. (the “Company”) proposed the approval of the 2005 Executive Compensation Plan (the “Plan”). This Plan, which is valid for certain executives of the Company and sets forth the performance measures and variable salary formula for fiscal 2005, was approved by the Board on January 25, 2005. Only the Company’s Chief Executive Officer’s base salary and variable bonus target were formally approved at the January 25, 2005 meeting of the Board. The Company’s Chief Executive Officer and the Committee of the Board retain the ability to approve the base and variable salary targets for the remainder of the executives included under this Plan.

     As set forth in the Plan, the Board approved defined performance measures for Section 16 officers: Bernard Liautaud, Chief Executive Officer (“CEO”), James R. Tolonen, Chief Financial Officer, and Susan J. Wolfe, Senior Vice President and General Counsel. The Company’s CEO is eligible to earn an annual cash bonus of up to 180% of a bonus target of US$650,000, based on achievements as set forth in the calculation below.

     Under the Plan, certain executives of the Company are eligible to earn a variable percentage of their respective base salaries in the form of a cash bonus dependent on three measurement components. Two of the three components of the variable salary equation are dependent on overall Company performance as measured by achievement against Company license bookings and services revenues and operating margin against the Board approved 2005 quarterly operation goals (“Company Performance”). A percentage allocation is linked to set levels of achievement of Company Performance dependent on which of the two components is calculated. The third component is based on performance attainment against individual objectives (“MBO’s”) set semi-annually. The variable salary percentage is calculated by multiplying the MBO percentage attained by one-half of each percentage attained for the other two components of Company Performance. This result is then multiplied by a pre-set bonus target amount, which varies by job level and represents the percentage of an individual’s eligible base salary for variable compensation. At the Board’s election, the quarterly operating targets pursuant to which bonuses are measured can be reset on a semi-annual basis.

     Cash bonus distributions under the Plan will be calculated at the end of each fiscal half and paid out in approximately August 2005 and February 2006 based on local payroll cycles. In no event may any individual’s bonus under the Plan for fiscal 2005 exceed 180% of their target bonus. Moreover, each of the executive officers named above must remain employed through the end of the quarter to which the bonus allocation relates in order to be eligible for any bonus for that quarter. Targets are prorated should an individual join part way through the year.

     The Plan is effective for fiscal 2005 and may be changed or modified at the discretion of the Committee and Board.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer and Senior Group Vice President